Exhibit 21

Subsidiaries of SVI Holdings, Inc.

Subsidiary                                      State or County of Incorporation
----------                                      --------------------------------
Sabica Ventures, Inc.                                    California

SVI Training Products, Inc.                              California

Divergent Technologies Pty. Ltd.                         Australia

Chapman Computers Pty. Ltd.                              Australia

IBIS Systems Pty. Ltd.                                   United Kingdom

Anniston Ventures Ltd.                                   British Virgin Islands



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